Exhibit 99.1

DRI Corporation’s Subsidiaries to Showcase Transit Communications Products and Services During APTA Expo 2011

  International Transit Exhibition Slated Oct. 3-5 in New Orleans, La.
  CEO Comments on Recent U.S. Transit Funding Extension

DALLAS--(BUSINESS WIRE)--September 22, 2011--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that the Company’s subsidiaries will showcase intelligent transportation solutions during the American Public Transportation Association (“APTA”) EXPO 2011, an international transit industry event slated Oct. 3-5 at the Ernest N. Morial Convention Center in New Orleans, La.

David L. Turney, the Company’s Chairman of the Board and Chief Executive Officer, said: “We plan to display the latest innovations in products and services from our subsidiaries -- TwinVision na, Inc., Mobitec Group, and Digital Recorders, Inc. -- throughout the three-day event in exhibit booth #2833 (Hall G). Held once every three years in conjunction with APTA’s Annual Meeting, the event is the public transportation industry’s premier showcase of technology, products, and services. Expected to attract more than 15,000 transportation industry members from around the world, the event is not open to the general public.”

Among the Company’s products and services being demonstrated during APTA EXPO 2011:

  TwinVision® Silver Smart Series electronic destination sign systems, which feature sterling light-emitting diodes;
  TwinVision® MobiLite® Series electronic destination sign systems, which provide cost-effective, entry-level sign solutions for small bus fleets;
  Mobitec® electronic destination sign systems, which are sold in more than 50 countries on seven continents;
  Digital Recorders® CAD/AVL solutions, which offer a set of integrated tools and applications designed to address the real-time and historical vehicle location needs of transit agencies;
  Digital Recorders® Passenger Advisory Sign System™ solutions, which support a variety of arrival signs at stops and transit centers to help reassure passengers that their vehicle is on its way; and
  Digital Recorders OTvia2® -- On-Time Vehicle Information Access -- solutions, which provide mobile and Internet-connected users with real-time locations and arrival/departure predictions.

U.S. TRANSIT FUNDING UPDATE

Mr. Turney said: “On Sept. 16, 2011, both houses of the 112th Congress passed -- and President Barack Obama signed into law -- the Surface and Air Transportation Programs Extension Act of 2011 (H.R. 2887), which extends federal funding for the public transportation industry through March 31, 2012. This six-month extension will continue the record-high funding levels provided by Safe, Accountable, Flexible, Efficient Transportation Equity Act: A Legacy for Users (“SAFETEA-LU”), which expired in 2009. Sponsored by Rep. John Mica (R-Fla.), the authorizing legislation marked the eighth extension of federal funding for U.S. highway programs and public transportation. The next legislative action following authorization, which will determine the actual level of funding, now shifts to appropriations. Congress also is presently contemplating several specific legislative proposals for the longer term; however, it remains too early to point to any one proposal as being the most likely front runner. We continue to believe that long-term federal funding legislation to replace SAFETEA-LU is not likely to occur until 2012 -- and possibly not until 2013.”

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. We manufacture, sell and service Mobitec® and TwinVision® electronic information display systems and Digital Recorders® engineered systems. These proprietary systems and other related products and services help increase the mobility, flow, safety and security of public transportation agencies and their passengers. From our inception in 1983 through our fiscal year-end on Dec. 31, 2010, we’ve grown our product installations to include public transit fleets in more than 50 countries, our annual sales revenues to $87.3 million, and our global workforce to 275 people. We presently have operations and/or sales offices in Australia, Brazil, Germany, Singapore, Sweden and the United States, a joint venture in India, and corporate administrative offices in Dallas, Texas. We also are expanding into Russia. The next time you see a bus, think of us.SM For more information, visit www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the Company’s and/or management’s expectations for participating in APTA EXPO 2011; business and revenue growth trends; impact of the global economic slowdown on served markets and operations; status of U.S. federal funding legislation for public transportation; as well as any statement, express or implied, concerning future events or expectations or which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the Company’s and/or management’s expectations may not prove accurate over time for: the Company’s and/or management’s expectations for participating in APTA EXPO 2011; business and revenue growth trends; impact of the global economic slowdown on served markets and operations; status of U.S. federal funding legislation for public transportation; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K as filed April 15, 2011 and Quarterly Report on Form 10-Q as filed May 16, 2011 and Aug. 15, 2011, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com